UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 8, 2014 (September 7, 2014)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33139 001-07541	20-3530539 13-1938568
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

999 Vanderbilt Beach Road, 3rd Floor
Naples, Florida 34108
999 Vanderbilt Beach Road, 3rd Floor
Naples, Florida 34108
(Address of principal executive offices, including zip code)

(239) 552-5800
(239) 552-5800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 8, 2014, Hertz Global Holdings, Inc. (“Hertz”) announced that Mark Frissora has stepped down for personal reasons as Hertz’s and its wholly-owned subsidiary The Hertz Corporation’s (together with Hertz, the “Companies”) Chairman and Chief Executive Officer and as a member of the Companies’ Boards of Directors (the “Board”), effective as of September 7, 2014.  A copy of the press release issued by Hertz is attached as Exhibit 99.1 and is incorporated herein by reference.

(c)

In connection with Mr. Frissora’s departure, the Board has appointed Brian P. MacDonald, President and Chief Executive Officer of Hertz Equipment Rental Corporation (“HERC”), to serve as interim Chief Executive Officer, effective as of September 7, 2014.  In addition, Linda Fayne Levinson, Independent Lead Director of the Board, has been appointed Independent Non-Executive Chair of the Board, effective as of September 7, 2014.

Brian MacDonald, 48, has served as President and Chief Executive Officer of HERC since June 2014.  Prior to joining Hertz, Mr. MacDonald served as President and Chief Executive Officer of ETP Holdco Corp., an entity formed following Energy Transfer Partners’ $5.3 billion acquisition of Sunoco, Inc. in 2012, where Mr. MacDonald had served as Chairman, President and Chief Executive Officer prior to ETP’s acquisition of Sunoco. Mr. MacDonald joined Sunoco in 2009 as Senior Vice President and Chief Financial Officer.  During his tenure with Sunoco, the Company undertook a substantial restructuring to strengthen and transform the organization and better position it for growth.  Sunoco exited unprofitable operations, significantly reduced costs, improved efficiencies, and refocused on established high-return businesses.  Prior to Sunoco, Mr. MacDonald worked at Dell, Inc. as Chief Financial Officer of the Large Enterprise Business Unit, overseeing all aspects of its financial management, and was involved with the Company’s accounting restatement.  Before becoming the unit’s CFO in 2008, he served as Dell’s corporate Vice President and Treasurer. In this role, Mr. MacDonald led Dell’s mergers and acquisitions organization and headed the Company’s global treasury group.  Prior to Dell, Mr. MacDonald served in several financial management roles at General Motors Corporation, including at Isuzu Motors Limited, a $12 billion Japanese public company that was 49 percent owned by General Motors at the time and Treasurer of GM Canada, a $28 billion operating subsidiary.  Mr. MacDonald serves on the board of directors of CSC (formerly Computer Sciences Corporation) and previously served as a director at Ally Financial, Inc. where he was appointed as a director designee by the U.S. Treasury Department.  He earned a Bachelor of Science from Mount Allison University and received a Masters in Business Administration from McGill University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed herewith as part of this report:

Exhibit	Description

99.1	Press Release dated September 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION (Registrant)

	By:	/s/ J. Jeffrey Zimmerman
	Name:	J. Jeffrey Zimmerman
	Title:	Executive Vice President, General Counsel & Secretary

Date: September 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 8, 2014.